Presentation STRICTLY CONFIDENTIAL ©2016.Function(x), Inc. All Rights Reserved

Forward Looking Financial Information This presentation contains forward-looking statements of the Company that relate to the current expectations, business plans and views of future events. Forward looking statements often, but not always, are identified by the use of words such as “seek”, “anticipate”, “believe”, “plan”, “estimate”, “expect”, “target” and “intend” and statements that an event or result “may”, “will”, “should”, “could” or “might” occur or be achieved or other similar expressions and include statements in respect of the Company’s business plans and its ability to grow revenues and attract new customers and B2B partners, as examples only. Forward-looking statements are based on assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments and other factors the Company believes are appropriate, and involve a number of risks and uncertainties. Should one or more of the risks materialize or should assumptions underlying the forward-looking statements prove incorrect, actual events or results might differ materially from events or results projected or suggested in these forward looking-statements. Given these risks, uncertainties and assumptions, prospective purchasers of securities should not place undue reliance on these forward-looking statements. These risks, uncertainties, assumptions and other factors could cause the Company’s actual results, performance, achievements and experience to differ materially from the expectations, future results, performances or achievements expressed or implied by the forward-looking statements. The forward-looking statements made in this Presentation relate only to events or information as of the date of this Presentation and the Company does not intend, nor assume any obligation, to update these forward-looking statements. Investors should read this Presentation with the understanding that the Company’s actual future results and achievements may be materially different from expectations. The information contained in this presentation is confidential. The securities described in the offering summary have not been registered under the Securities Act of 1933 and have not been reviewed by the Securities and Exchange Commission or any state securities agency and any representation to the contrary is a criminal offense. Risk Factors Investors should read our risk factors set forth in our quarterly report on Form 10-Q for the quarter ended March 31, 2016 and the annual report on Form 10-K for the fiscal year ended June 30, 2015. 2 Disclosures

A SOCIAL PUBLISHING AND INTERACTIVE MEDIA PLATFORM

Robert F.X. Sillerman, Chairman & CEO • Legendary Media Entrepreneur known for identifying market trends and scalable opportunities • American Idol, Elvis Presley Enterprises, Muhammad Ali Enterprises, SFX Broadcasting, SFX Entertainment I, Marquee Sports, Action Media Group and more An experienced team 4 Michelle Lanken CHIEF FINANCIAL OFFICER Birame N. Sock PRESIDENT & CHIEF OPERATING OFFICER Reaz Islam CHIEF STRATEGY OFFICER Serial entrepreneur with successful exits including Musicphone, with expertise in digital media and technology 25+ years in advisory & investments across public and private markets globally, including 12 years as division head/MD at Citigroup 15+ years experience in the preparation of SEC filings, accounting and financial controls with top accounting firms and Fortune 500 companies

The accelerating rise of Social Media 5 Source: MediaKix Facebook YouTube Instagram Snapchat

6 Source: MediaKix The Average Person Spends 1 Hour 40 Minutes On Social Media Each Day

7 Source: MediaKix

8 US Digital ad spending Digital advertising takes the lead Source: MediaKix

Industry comparable valuations 9 UNIQUE VISITORS 27 Million 44.5 Million 59.8 Million 80.4 Million LATEST ROUND VALUATION $500 Million $442 Million $850 Million $1.5 Billion

Celebrity News, Reality TV & Entertainment site 10 Function(x) Today Rant owns news sites covering various topics from sports to pets and lifestyle

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Exclusive content with celebrities

Video, video and more video…  52,240,382 – Akon’s FB fans  387,593 – Single Video Views 14 *As of September 2016 https://vimeo.com/183545833

Programmatic Advertising 15

Wetpaint by the numbers 16 Reach Gender Breakdown On Social Device Traffic Organic Traffic Data Driven 13MM Wetpaint Monthly Visits 12% Male 88% Female 10MM+ Followers 84% Mobile – 16% Desktop 100% organic - 80% from Social Reaching the right customer, with the right content, at the right time Source: ComScore/Google Analytics, Nov. 2016

17 Who we are Building on a native audience of 15MM monthly visits To deliver exclusive and engaging content ranging from Reality TV to Sports, Based on key relationships with social influencers and celebrities Using our patented technology to deliver the right content, To the right people at the right time

Our foundation & advantage 18 CONTENT AUDIENCE ADVERTISERS TECHNOLOGY SOCIAL PUBLISHING PLATFORM 15+ million monthly visits* (80% of traffic from millennial women) LARGE AUDIENCE Patented innovative technology including a Social Distribution Platform PATENTED TECHNOLOGY Access to exclusive content from celebrities and social influencers EXCLUSIVE CONTENT Optimized integration with 3rd party advertisers and brands ADVERTISERS *Source: Google Analytics as of August 2016

Month-over-month growth in Q1 2017 19 http://www.businesswire.com/news/home/20161122005773/en/

 Significant traffic  A highly experienced & focused management team  Optimized ad revenue monetization model  Scalable business model & optimized acquisition strategy  A stronger balance sheet (Material Reduction of Debt)  Key strategic assets including 7 patents & a significant stake in Draft Day 20

Thank You An Interactive Media Platform ______ Phone. 212.231.0092 Email. info@functionxinc.com Web. functionxinc.com Confidential ©2016.Function(x), Inc. All Rights Reserved